MainStreet Bancshares, Inc. Nasdaq: MNSB & MNSBP Financial Highlights for 3rd Quarter 2021 December 10, 2021

This presentation contains forward-looking statements, including our expectations with respect to future events that are subject to various risks and uncertainties. The statements contained in this presentation that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: the impact of developments related to the novel coronavirus (COVID-19), economic conditions, competition, inflation and market rates of interest, client relationships and changes in our organization. Factors that could cause actual results to differ materially are described in our Annual Report on Form 10-K for the year ended December 31, 2020, and in other documents subsequently filed will the Securities and Exchange Commission, available at www.sec.gov and www.mstreetbank.com. We caution readers that the list of factors is not exclusive. The forward-looking statements are made as of the date of this presentation, and we may not undertake steps to update the forward-looking statements to reflect the impact of any circumstances or events that arise after the date the forward-looking statements are made. In addition, our past results of operations are not necessarily indicative of future performance. Unless otherwise indicated or the context otherwise requires, all references in this presentation to “we,” “our,” “us,” and “the Company” refer to MainStreet Bancshares, Inc., and its consolidated subsidiaries, after giving effect to the reorganization transaction that was completed in July 2016, pursuant to which MainStreet Bank (the “Bank”) reorganized into a holding company structure, with each outstanding share of Bank common stock being automatically converted into and exchanged for one share of the Company’s common stock. For all periods prior to the completion of such reorganization transaction, these terms refer to the Bank and its consolidated subsidiaries, and all historical financial information included in this presentation prior to the completion of the reorganization reflect that of the Bank. The accounting and reporting policies of the Company conform to U.S. GAAP and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of the Company’s performance. Management believes that the use of non-GAAP measures provide meaningful information about operating performance by enhancing comparability with other financial periods and other financial institutions. The non-GAAP measures used by management enhance comparability by excluding the effects of items that do not reflect ongoing operating performance, including non-recurring gains or charges, that, in management’s opinion, can distort period-to-period comparisons. These non-GAAP financial measures should not be considered an alternative to U.S. GAAP-basis financial statements, and other bank holding companies may define or calculate these or similar measures differently. Where applicable, reconciliation of the non-GAAP financial measures used by the Company to evaluate and measure the Company’s performance to the most directly comparable U.S. GAAP financial measures is presented in the Appendix. Disclaimers

About MainStreet Bank As-Of September 30, 2021 (S&P Global Market Intelligence)

The Washington D.C. metro area, and the Company’s primary footprint in Northern Virginia in particular, are among the most demographically appealing areas in the entire country, bringing people and companies to the region at a very significant rate. This also makes for a dynamic banking market that has attracted many new players, both by acquisition and expansion, but still presents substantial competitive opportunities for a focused, strategically managed community bank. MainStreet Bank Market Sources: S&P Global Market Intelligence, D.C. Chamber of Commerce, Loudoun County Department of Economic Development

Quarterly Income Comparison 2021 Q3 Income Interest Income: $15.8 Million Non-Interest Income: $1.5 Million Net Income: $4.8 Million Pre-tax, pre-provision income demonstrates the ability to generate capital for future credit exposure. Pre-Tax, Pre-Provision Income is a Non-GAAP measure. Pandemic Announced

Strong Growth Story CAGR: 25% Lifetime1 2004 to 2020 Compound Annual Growth Rate. Total Assets ($MM)

YTD Changes in Loan Balances Positive loan growth YTD with non-PPP loans. ~$135MM, in PPP related payoffs in 2021, representing 37% of total payoffs. $88MM in PPP remaining on books with $3.8MM in unrealized fees.

Strong Loan Growth Loan Portfolio Composition as of 9/30/21 Total Gross Loan ($MM) CAGR: 21%1 Total Loans: $1.3B 2015 to 2020 Compound Annual Growth Rate.

Strong Deposit Growth Deposit Composition as of 9/30/21 Noninterest-Bearing Deposits ($000) Total Deposits: $1.4B Noninterest-Bearing Deposits increased 28% YTD and account for 34% of all Deposits CAGR: 40.2%1 2015 to 2020 Compound Annual Growth Rate.

Cost of Deposits & Core Deposits 20Q2 to 21Q3 drop attributable to low interest rates and repricing of maturity deposits. Month-end data annualized on a 365-day basis. Cost of Interest-Bearing Deposits1 & Core Deposits / Total Deposits (%)

Net Interest Margin1 (NIM) Calculation Net Interest Income impacted by PPP rates Rates are at near zero on excess liquidity Net Interest Expense continues to show quarter-on-quarter improvement. NII / Avg Earning Assets & NIE / Avg Earning Assets 3.28% NIM Quarter-end data annualized on a 365-day basis.

Profitability Non-GAAP measure. 2021 Q3 LTM

Operating Efficiency, Margin Trends, and Capital1

Credit Quality and Loss Provisioning Excludes PPP Loans

Construction Portfolio Project Distribution Construction Completion Status ($Millions) Construction loan projects are actively managed each month1 Average construction project is $1.8 million 13% of the dollar amount of projects are completed and awaiting an occupancy permit The Bank uses a third-party firm to evaluate construction progress throughout the life of the loan. These progress reports are required for loan draw requests to be initiated.

Construction Portfolio Type Well-diversified across property types and subtypes. Single family residential1 account for 43% of loan balances and 63% of volume. Construction portfolio contains one tract project that is proceeding well. Single Family Residential (SFR) is a subset of the Residential property type.

Construction Portfolio Geography 81% of construction loan balances1 are within 15-miles of the District of Columbia. 87% of construction loan volume is within these bounds as well Excludes Raw Land Hold loans.

CRE Portfolio by Property Type Well-diversified across property types. Only seven (7) loans in the CRE portfolio with balance over $10 million, with the largest loan not exceeding $16 million. Average loan value of $2.5 million is well below the bank’s legal lending limit of ~$32.5 million.

Capital Ratios and Concentrations Company is well-capitalized. Company remains well-capitalized after worst-case loan portfolio stress test. Stress Test includes all active loans Regulatory limit per Formal and Informal Enforcement Action Manual (FDIC), Chapter 5. Construction Concentration is actively managed. Total Commercial Real Estate includes Non-Owner Occupied, Multifamily, and Construction portfolios.

Start of Pandemic Hospitality Sector is on the Upswing Occupancy is at pre-pandemic levels. The bank currently has 15 customers in the Hospitality sector. The occupancy chart is representative of the Bank’s current hotel customers.

Stock Price & Index Comparison Percent change from January 1, 2021. MNSB is up 48% since Jan 1, 2021. Russell 2000 is up 16% since Jan 1, 2021. MNSB was removed from the Russell 2000 on June 25, 2021. Previous closing price data from Yahoo Finance. Data through 10.29.21

Share Buyback Period Avg. Purchase Price: $15.29 Weekly share price has had steady rise since beginning of November (during which the buyback occurred). 84% growth in share price since September 2020. ~835K Shares purchased between Oct. 26 and Nov. 23 of 2020. Stock Price Since Share Buyback

Tangible Book Value Per Common Share TBVPCS1 21Q3: $20.49 Stock Price2: $23.99 Trading at 117% of TBVPCS TBVPCS is Tangible Book Value per Common Share As-Of September 30, 2021 16.2% YoY Growth through 2021Q3 Tangible Book Value per Common Share

Summary of Financial Information

Summary of Financial Information Cont.

MainStreet Bancshares, Inc. Financial Highlights for 3rd Quarter 2021